UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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The Allied Defense Group, Inc.

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THE ALLIED DEFENSE GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 13, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Allied Defense Group, Inc. will be held on Friday, November 13, 2009, at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, at 10:30 a.m., local time, for the following purposes:

1. To elect eight (8) directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

2. To consider and act upon a proposal to ratify the selection of BDO Seidman LLP as the Company’s independent registered public accounting firm for the year 2009.

3. To transact such other business as may properly come before the meeting or any adjournment of adjournments thereof.

Only stockholders of record at the close of business on September 29, 2009 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 13, 2009. Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements. Under new rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of our proxy materials on the internet. The Proxy Statement and our Annual Report are available on http://allieddefensegroup.com/investor-relations/sec-filings.asp.

By Order of the Board of Directors,

John J. Marcello,
President
and Chief Executive Officer

October 7, 2009

THIS PAGE INTENTIONALLY LEFT BLANK

THE ALLIED DEFENSE GROUP, INC.
8000 TOWERS CRESCENT DRIVE, SUITE 260
VIENNA, VIRGINIA 22182

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 13, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of The Allied Defense Group, Inc., a Delaware corporation (the “Company”), for use at an annual meeting of stockholders to be held at The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, on Friday, November 13, 2009, at 10:30 a.m., local time, or any adjournment thereof (the “annual meeting”).

The record date for determination of the stockholders entitled to vote at the annual meeting is September 29, 2009 at the close of business. Any stockholder giving a proxy may revoke it at any time before it is exercised (including a revocation at the meeting) by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date.

In accordance with the laws of the State of Delaware and the Company’s charter and bylaws, a majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will be counted as votes against the approval of any matter to come before the meeting.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or telephone without additional compensation. The Company has also retained Mellon Investor Services to aid in the solicitation at an estimated cost of $5,500.00 plus out-of-pocket expenses.

The approximate date on which this Proxy Statement and enclosed form of proxy are to be mailed to stockholders is October 7, 2009.

Voting Securities and Principal Stockholders

On September 29, 2009, the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, 8,168,545 shares of Common Stock of the Company were outstanding. Common Stock is the only class of capital stock of the Company currently outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock owned on all matters to come before the annual meeting.

The following table sets forth information with respect to the shares of the Common Stock which are held by the only persons known to the Company to be the beneficial owners of more than 5% of such Common Stock pursuant to the most recent filings made by the other beneficial owners with the Securities and Exchange Commission and other information obtained by the Company:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class(1)

Common	Aegis Financial Corporation(2) 1100 North Glebe Rd Suite 1040 Arlington, Virginia 22201	1,102,274 Owned directly	13.49%
Common	Wynnefield Capital Management, LLC(3) 450 Seventh Avenue Suite 509 New York, New York 10123	587,235 Owned directly	7.19%
Common	Dimensional Fund(4) Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, California 90401	573,493 Owned directly	7.02%
Common	Interinvest Corp(7) 192 South Street, Suite 350 Boston, MA 02111	475,270 Owned directly	5.82%
Common	Voyageur Asset Management Inc(5) 100 South Fifth Street, Suite 2300 Minneapolis, MN 55402	469,970 Owned directly	5.75%
Common	Renaissance Technologies LLC(6) 420 Montgomery Stret San Francisco, CA 94163	416,300 Owned directly	5.10%

(1)	Based upon 8,168,545 shares of common stock outstanding

(2)	Aegis Financial Corporation, The Aegis Value Fund and Scott L. Barbee jointly filed its Schedule 13G with the SEC on February 12, 2009.

(3)	Wynnefield Capital Management, LLC, Wynnefield Capital, Inc., Joshua H. Landes, Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I., and Wynnefield Small Cap Value Offshore Fund,Ltd., filed a Schedule 13D/A with the SEC on June 29, 2007.

(4)	Dimensional Fund Advisors, Inc. (“Dimensional”), a registered investment adviser, filed an amended Schedule 13G/A with the SEC on February 9, 2009.

(5)	Voyageur Asset Management Inc., a registered investment adviser, filed its Schedule 13G with the SEC on February 11, 2009.

(6)	Renaissance Technologies LLC (RTC) and James H. Simons (Simons) filed a Schedule 13G with the SEC on February 13, 2009.

(7)	Interinvest Corporation, a registered investment adviser, filed its Schedule 13D with the SEC on August 14, 2009.

The following information is furnished as of September 29, 2009, with respect to the beneficial ownership by management of the Common Stock:

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Ownership	Beneficial Owner	Percent of Class(1)

Common	J. H. Binford Peay, III	310,028(2) Owned directly	3.80%
Common	John G. Meyer, Jr.	102,800(3) Owned directly	1.26%
Common	Monte L. Pickens	52,255(4) Owned directly	*
Common	Ronald H. Griffith	49,267 Owned directly	*
Common	John J. Marcello	40,026 Owned directly	*
Common	Gilbert F. Decker	39,786(5) Owned directly	*
Common	Deborah F. Ricci	36,941(6) Owned directly	*
Common	Charles S. Ream	36,214 Owned directly	*
Common	Frederick G. Wasserman	30,492 Owned directly	*
Common	Tassos D. Recachinas	25,811 Owned directly	*
Common	Wayne F. Hosking	12,023(7) Owned directly	*
Common	All executive officers and directors as a group	735,643(8) Owned directly	9.01%

(1)	Based upon 8,168,545 shares of common stock outstanding plus any outstanding options, by director.

(2)	Includes stock options for 200,000 shares which may be exercised within sixty (60) days.

(3)	Includes 32,129 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan.

(4)	Includes stock options for 50,000 shares which may be exercised within sixty (60) days.

(5)	Includes 29,416 shares issuable upon retirement from the Board pursuant to the Directors Deferred Compensation Plan

(6)	Includes stock options for 24,000 shares which may be exercised within sixty (60) days.

(7)	Includes stock options for 10,000 shares which may be exercised within sixty (60) days.

(8)	This total includes stock options for 284,000 shares which may be exercised within sixty (60) days and 61,545 shares issuable upon retirement from the Board.

*	Less than 1%

PROPOSAL ONE: ELECTION OF DIRECTORS

Eight (8) directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election, eight (8) of the existing members of the Board of Directors.

J. H. Binford Peay, III and Ronald H. Griffith joined the Board in April, 2000; Gilbert F. Decker joined the board in June, 2002; John G. Meyer, Jr. joined the Board of Directors in January, 2003; Charles S. Ream and John J. Marcello joined the Board of Directors in June, 2006; Frederick G. Wasserman joined the Board of Directors in December, 2006; and Tassos D. Recachinas joined the Board of Directors in January, 2008.

The Board of Directors has determined that a majority of its current members (Messrs. Griffith, Decker, Meyer, Ream, Wasserman and Recachinas) and a majority of the nominees (Messrs. Griffith, Decker, Meyer, Ream, Wasserman, and Recachinas) are “independent” in accordance with the rules of the NYSE AMEX.

The following information is presented with respect to each nominee, each of whom has indicated approval of his nomination and willingness to serve if elected:

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

J. H. Binford Peay, III	2000	69	Superintendent of the Virginia Military Institute since June 2003; Chairman of the Board of the Company since January 2001; Chief Executive Officer of the Company from January 2001 — June 2003; formerly, Commander in Chief, United States Central Command, Vice Chief of Staff of the United States Army and a consultant. Also a director of BAE Systems, Inc., a subsidiary of BAE Systems, plc, an international defense and aerospace company.
John G. Meyer, Jr.	2003	65	Chief Executive Officer of RedX Defense, Inc., a provider of explosive detection devices; Chief Executive Officer of Heckler & Koch, a defense contractor, from June 2005 — August 2007; Chief Executive Officer of the Company from June 2003 — June, 2005; President of the Company from January 2003 — June 2005; Chief Operating Officer of the Company from January 2001 — May 2003; Executive Vice President of the Company from January 2001 — January 2003; retired from United States Army having served as its most senior Public Affairs Officer.
Ronald H. Griffith	2000	70	Executive Vice President and Chief Operating Officer of MPRI, Inc., a professional services company, since 1998; formerly, Vice Chief of Staff of the United States Army.
Gilbert F. Decker	2002	72	Consultant to defense and aerospace companies since 2001; Executive Vice President of Engineering and Production of Walt Disney Imagineering from 1999 to 2001. Also a director of Digital Fusion Corporation and CoVant Technologies, Ltd. Served as Assistant Secretary of the Army from 1994-1997.
Charles S. Ream	2006	65	Retired as the Executive Vice President and Chief Financial Officer of Anteon International Corporation, having served in that capacity from 2003-2006; Senior Vice President and Chief Financial Officer of Newport News Shipbuilding Inc. from 2000-2001; Senior Vice President of Finance and Strategic Initiatives of Raytheon Systems Company from 1998-2000. Also a director of DynCorp International Inc., Stanley, Inc. and Vangent, Inc.

	Year in which first		Principal business occupation for
Name of Nominee	elected a director	Age	past five years and other directorships

John J. Marcello	2006	61	President and Chief Executive Officer of the Company since June, 2005; Managing Director/Chief Operating Officer of MECAR S.A., a munitions manufacturer and subsidiary of the Company from November, 2002 — June, 2005; retired from United States Army having served as a Major General. Also a director of Optelecom-NKF.
Frederick G. Wasserman	2006	55	President of FGW Partners LLC, which provides financial and management consulting services, since May 2008; Self-employed financial and management consultant, from January 2007 — April 2008; Chief Operating/Financial Officer of Mitchell & Ness Nostalgia Company, a manufacturer of licensed sportswear, during 2005; President of Goebel of North America, a manufacturer of select giftware and home décor items, from 2002 — 2005; Chief Financial Officer of Goebel of North America from 2001 — 2005. Also a director of Acme Communications, Inc., AfterSoft Group, Inc., Crown Crafts, Inc., Breeze Eastern Corporation, and Gilman + Ciocia, Inc. Recently elected to be Chairman of the Board of TeamStaff, Inc.
Tassos D. Recachinas	2008	26	Managing Member of Sophis Investments LLC, a diversified investment management firm specializing in research-driven value investing, since April 2008; Senior Investment Analyst with Pirate Capital LLC from 2007 — 2008; Equity Research Associate at Raymond James & Associates from 2005 — 007, where he provided equity research coverage on several Defense and Technology companies; Summa Cum Laude, The George Washington University, where he graduated from the Honors Program and first in his class studying mechanical/aerospace engineering; also a Pembroke Scholar, having studied engineering and economics at Oxford University in England.

The by-laws provide that a stockholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by providing written notice to the Secretary of the Company not less than 14 and not more than 50 days prior to the annual meeting. Such notice shall include (i) the name and address of the stockholder and of each person to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all understandings between the stockholder and each nominee and other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees who receive the largest number of “FOR” votes cast will be elected as directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE

PROPOSAL TWO: PROPOSAL CONCERNING INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO Seidman LLP has been reappointed by the Board of Directors as the Company’s independent registered public accounting firm for the year 2009. A resolution will be presented at the annual meeting to ratify this appointment. The Company has been advised that representatives of BDO Seidman LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

If the shareholders, by the affirmative vote of a majority of the shares of common stock represented at the meeting, do not ratify the selection of BDO Seidman LLP, the selection will be reconsidered by the Board of Directors.

Principal Accounting Fees For Fiscal 2008

The following table sets forth the fees paid by the Company for audit and other services to BDO Seidman LLP, our independent registered public accounting firm for 2008 and 2007, respectively:

	2008	2007

Audit fees	$700,000	$1,296,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$700,000	$1,296,000

Audit fees include work in connection with quarterly reviews and all other SEC filings.

Audit fees also include approximately $147,000 and $497,000 billed to the Company’s foreign subsidiaries for audit services primarily involving statutory audits required by the laws of Belgium for 2008 and 2007, respectively.

The Audit Committee considered whether the provision of services referenced above is compatible with maintaining independence and have concluded that the independent registered public accounting firm has maintained its independence.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF BDO SEIDMAN LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

BOARD, EXECUTIVE OFFICER AND COMMITTEE INFORMATION

General

During calendar year 2008, there were six (6) formal meetings of the Board of Directors. The directors frequently communicate with one another on an informal basis.

The Company’s world wide Code of Ethics and the Charters for each of the Company’s Committees, which are discussed below, are available on the Company’s website at www.allieddefensegroup.com.

The Audit Committee is currently comprised solely of independent members of the Board of Directors, consisting of Messrs. Decker, Ream and Wasserman. Among its functions, the Audit Committee (i) recommends the selection of the Company’s independent registered public accountants, (ii) reviews the scope and conduct of the independent public accountants’ audit activity and other services, (iii) reviews the financial statements and associated press releases and required filings with the Securities and Exchange Commission, and (iv) reviews the adequacy of the Company’s basic accounting and internal control systems. Each of the Audit Committee members satisfy the independence requirements and other established criteria of NYSE AMEX and the Securities and Exchange Commission. The Board of Directors has determined that each of Gilbert F. Decker, Charles S. Ream and Frederick G. Wasserman qualify as an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and is financially sophisticated as defined by NYSE AMEX rules.

The Compensation Committee is currently comprised solely of independent members of the Board of Directors, consisting of Messrs. Ream, Griffith and Recachinas. The Compensation Committee establishes the Company’s executive compensation program. It also periodically reviews the compensation of executives and other key officers and employees of the Company and its subsidiaries.

The Nominating Committee is currently comprised solely of independent members of the Board of Directors, consisting of Messrs. Griffith and Decker. The Nominating Committee is responsible for soliciting and recommending candidates for the Board of Directors. The Nominating Committee does not have any formal minimum qualifications for director candidates. The Board of Directors first evaluates the current members of the Board willing to continue in service. The Committee evaluates performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with the Company’s business. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Nominating Committee then identifies the desired skills and experience of a new candidate. Among other factors, the Nominating Committee considers a candidate’s business experience and skills, personal integrity and judgment, and possible conflicts of interest. To date, the Nominating Committee has not utilized the services of any search firm to assist it in identifying director candidates. The Nominating Committee’s policy is to consider director candidate recommendations from its shareholders, including confirmation of the candidate’s consent to serve as a director. Upon receipt of such a recommendation, the Nominating Committee will solicit appropriate information about the candidate in order to evaluate the candidate, including information that would need to be described in the Company’s proxy statement if the candidate was nominated. Candidates recommended by shareholders will be evaluated on the same basis as other candidates.

The Ethics and Governance Committee is currently comprised of Messrs. Meyer, Marcello and Wasserman. The Ethics and Governance Committee is responsible for evaluating the Company’s adherence to accepted standards of ethics and governance.

The Strategic Review Committee is comprised of Messrs. Peay, Griffith, Marcello and Recachinas. The Strategic Review Committee is responsibly for identifying, considering, and recommending to the Board of Directors, actions and strategic alternatives to increase shareholder value.

The Audit Committee had seven (7) meetings during 2008; the Compensation Committee met five (5) times in calendar year 2008; and each of the Nominating Committee and the Ethics and Governance Committee met once during 2008.

In 2008, all of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. In 2009, through August 2009, all of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

Any shareholder may communicate in writing by mail at any time with the whole board or any individual director (addressed to “Board of Directors” or to a named director) c/o The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

It is the policy of the Board of Directors that its members are encouraged to attend the annual meeting of shareholders. All members of the Board attended the last annual stockholders meeting.

Executive Officers

Mr. Marcello is the President and Chief Executive Officer of the Company.

Monte L. Pickens, age 64, was elected Executive Vice President and Chief Operating Officer in May 2003. Previously, Mr. Pickens was the Vice President of T. Marzetti Company. Mr. Pickens retired from the U.S. Army as a Colonel.

Deborah F. Ricci, age 45, was appointed Treasurer and Chief Financial Officer in April 2007. Ms. Ricci was promoted from her position as Controller and Corporate Secretary, which she held from early 2006. Previously, Ms. Ricci served as Chief Financial Officer of Hemagen Diagnostics, Inc.

Wayne F. Hosking, Jr., age 43, was elected Vice President for Corporate Strategic Development in April 2004.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent registered public accounting firm report to the Audit Committee and have free access to the Audit Committee to discuss any matters they deem appropriate.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss annual and quarterly financial statements incorporated in the Company’s Forms 10-K and 10-Qs prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90, as adopted by the PCAOB.

The Board of Directors has determined that each member of the Audit Committee is “independent” as defined under the rules of NYSE AMEX.

The Audit Committee has received the written disclosure and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also reported to the Board, subject to stockholder approval, on the selection of the Company’s independent registered public accounting firm.

This report is submitted by the Audit Committee of the Board of Directors:

Gilbert F. Decker
Charles S. Ream
Frederick G. Wasserman

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
AS OF DECEMBER 31, 2008

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
				Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	($)(1)	($)(2)	($)	($)	($)(3)	($)

John J. Marcello,	2008	$303,850	$—	$38,199	$—	$—	$—	$55,758	$397,807
Chief Executive Officer	2007	299,000	55,000	77,058	—	—	—	115,152	546,210
Monte L. Pickens,	2008	$247,200	$—	$—	$27,160	$—	$—	$27,000	$301,360
Executive Vice President	2007	244,000	50,000	—	37,688	—	—	27,000	358,688
Deborah F. Ricci	2008	$206,000	$—	$26,513	$26,579	$—	$—	$20,462	$279,554
Chief Financial Officer	2007	186,539	50,000	36,842	52,299	—	—	18,654	344,334

(1)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2008 and 2007, respectively, in accordance with FAS 123(R), from stock awards and restricted stock grants made under the 2001 Equity Incentive Plan during and prior to 2006. Assumptions used in the calculation of these amounts are included in Footnote A to the Company’s audited financial statements included in our Form 10-K as filed on March 31, 2009.

(2)	The amounts in this column reflect the expense recognized for financial statement reporting purposes for the year ended December 31, 2008 and 2007, in accordance with FAS 123(R), of option grants made under the 2001 Equity Incentive Plan during and prior to 2006. Assumptions used in the calculation of these amounts are included in Footnote A to the Company’s audited financial statements included in our Form 10-K filed on March 31, 2009.

(3)	This column includes the contribution to a participant’s 401(K) plan account equal to 10% of an employee’s base salary. In 2008 and 2007, this column includes tax payments of $28,758 and $88,152, respectively, to Belgium for Mr. Marcello based on income earned by Mr. Marcello in Belgium. For Mr. Marcello and Mr. Pickens, this column also includes a payment of $4,000 each for premiums for life insurance policies.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
AS OF DECEMBER 31, 2008

Equity
	Option Awards					Stock Awards			Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number of	Value of
			Equity				Market	Unearned	Unearned
			Incentive			Number	Value of	Shares,	Shares,
			Plan			of	Shares or	Units, or	Units or
			Awards:			Shares or	Units of	Other	Other
	Number of	Number of	Number of			Units	Stock	Rights	Rights
	Securities	Securities	Securities			of Stock	That	That	That
	Underlying	Underlying	Underlying			That	Have	Have	Have
	Unexercised	Unexercised	Unearned	Option	Option	Have Not	Not	Not	Not
	Options (#)	Options (#)	Options	Exercise	Expiration	Vested	Vested	Vested	Vested
Position	Exercisable	Unexercisable	(#)	Price	Date	(#)	($)(4)	($)	($)

John J. Marcello,	—	—	—	—	—	4,000	$24,800	—	—
Chief Executive Officer
Monte L. Pickens,	32,000	8,000 (1)	—	$23.95	3/6/2010	—	—	—	—
Executive Vice President	—	10,000 (2)	—	$7.44	3/4/2010	—	—	—	—
Deborah F. Ricci	18,000	12,000 (3)	—	$15.05	5/31/2011	6 ,000	$37,200	—	—
Chief Financial Officer

(1)	Options vested on January 1, 2009.

(2)	Options vested on March 4, 2009.

(3)	Options vest equally (6,000) on May 1, 2009 and 2010.

(4)	Based on closing price of common stock at December 31, 2008 of $6.20 per share.

POTENTIAL PAYMENTS UPON TERMINATION OF CHANGE OF CONTROL

The Company has an employment agreement with each of our named executive officers which provides for severance compensation to be paid if employment is terminated following certain triggering events.

In the event of any termination within twelve (12) months following a change of control, the named executive officers will be entitled to the following severance payments:

Both John J. Marcello and Monte L. Pickens would receive a lump sum payment equal to sum of two (2) times base salary at time of termination plus two (2) times average annual bonus earned during the three (3) most recent years. Deborah F. Ricci would receive a lump payment equal to the sum of two (2) times base salary at the time of termination plus two (2) times the greater of the average annual bonus earned during the three (3) most recent years or the “target” bonus as currently defined as 40% of the base salary. At December 31, 2008, this would have resulted in severance payments of $644,700, $527,400 and $576,800 to Messrs. Marcello and Pickens and Ms. Ricci, respectively. In addition, each named executive officer would be entitled to continue to receive medical, dental, vision, life, short and long-term disability insurance coverage, business travel accident insurance, flexible spending account and employee assistance program participation and the 401(k) benefit for two (2) years. Mr. Pickens is also entitled to receive two (2) years of long-term care insurance.

In the event of any termination initiated by the Company without cause or initiated by the named executive officer following a material adverse alteration or diminution in the nature of his status or authority, a reduction in his title or a reduction in his base salary, the named executive officers would be entitled to the following severance payments:

Both John J. Marcello and Monte L. Pickens would receive a lump sum payment equal to the sum of one (1) times base salary at the time of termination plus one (1) times average annual bonus earned during the three (3) most recent years. Deborah F. Ricci would receive a lump sum payment equal to the sum of one (1) times base salary at the time of termination plus one (1) times the greater of the average annual bonus earned during the three (3) most recent years or the “target” bonus as currently defined as 40% of the base salary. At December 31, 2008, this would have resulted in severance payments of $322,350, $263,700 and $288,400, respectively. In addition, each named executive officer would be entitled to continue to receive medical, dental, vision, life, short and long-term disability insurance coverage, business travel accident insurance, flexible spending account and employee assistance program participation and the 401(k) benefit for one (1) year. Mr. Pickens is also entitled to receive one (1) year of long-term care insurance.

We also have restricted stock and stock option agreements with our named executive officers which provide for accelerated vesting in the event of a termination of employment within twelve (12) months following a change of control, in the event of a termination of employment initiated by the Company “without cause”, or in the event of a termination of employment initiated by the executive as described above. As of December 31, 2008, these provisions would have resulted in the following acceleration of vesting:

•	John J. Marcello — 4,000 shares of restricted stock

•	Monte L. Pickens — Options for 18,000 shares of stock

•	Deborah F. Ricci — 6,000 shares of restricted stock and Options for 12,000 shares of stock

COMPENSATION OF DIRECTORS

On August 14, 2008, the Board of Directors of the Company amended the compensation package payable to its non-employee directors. The amended plan was enacted to both encourage further Company stock ownership by directors and to assist the Company in its efforts to conserve cash. Due to the change in the compensation plan during 2008 and the election by all directors to take stock in lieu of cash for the period July 2008 through June 2009, compensation received in 2008 was higher than normal as all stock grants by the Company to directors vested immediately. Each director was compensated for service at the annual rate of $60,000 of which $36,000 must be paid in Allied stock although directors may elect to receive the entire $60,000 of compensation in Allied stock. In March 2009, the Board of Directors further amended the compensation plan to decrease the annual compensation payable to its non-employee directors to $54,000. This amendment took effect on July 1, 2009. The directors are allowed to defer receipt of the cash and/or the Allied stock until they retire from the Allied board. As Chairman of the Board, General Peay received the same cash and stock-based compensation as paid to non-employee members of the Board of Directors plus (i) an additional $1,000 per month and (ii) reimbursement of annual premiums paid on a $1 million life insurance policy, together with all applicable income taxes. The Company also reimburses directors for out-of-pocket expenses incurred in connection with their service.

DIRECTOR COMPENSATION
FOR THE YEAR ENDING DECEMBER 31, 2008

		Fees				Change in
		Earned				Pension
	Fees	or Paid				Value and
	Earned	in Stock			Non-Equity	Nonqualified
	or Paid	in Lieu	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	of Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)(2)(6)	($)(3)(4)	($)(4)	($)	($)	Earnings	($)(5)	($)

J. H. Binford Peay, III	$21,000	$33,000	$36,000	—	—	—	$62,172	$152,172
John G. Meyer, Jr.	$14,000	$22,000	$36,000	—	—	—	—	$72,000
Ronald H. Griffith	$14,000	$22,000	$36,000	—	—	—	—	$72,000
Gilbert F. Decker	$14,000	$22,000	$36,000	—	—	—	—	$72,000
Charles S. Ream	$14,000	$22,000	$36,000	—	—	—	—	$72,000
Frederick G. Wasserman	$14,000	$22,000	$36,000	—	—	—	—	$72,000
Tassos D. Recachinas	$12,000	$22,000	$36,000	—	—	—	—	$70,000

(1)	Mr. Marcello, Chief Executive Officer, does not receive additional compensation as a director. All of his compensation is reported in the Summary Compensation Table.

(2)	Mr. Meyer and Mr. Decker have elected to defer their cash and stock compensation received as directors until they cease to serve on the Board.

(3)	Compensation earned in stock in lieu of cash for each of the above as a non-employee member for the Company’s Board of Directors from August 1, 2008 to June 30, 2009.

(4)	Cumulative stock compensation for each of the above as a non-employee member of the Company’s Board of Directors are as follows: Mr. Peay, 22,825 shares; Mr. Meyer, 17,992 shares with 16,431 deferred; Mr. Griffith, 23,995 shares; Mr. Decker, 21,995 shares with 19,995 deferred; Mr. Ream, 16,431 shares; Mr. Wasserman, 14,794 shares; and Mr. Recachinas, 10,113 shares as of August 18, 2008.

(5)	This is the annual payment for a $1 million life insurance policy including the gross-up for taxes.

(6)	Compensation earned and received in cash from January 1, 2008 to July 31, 2008.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Ronald H. Griffith, Charles S. Ream and Tassos D. Recachinas served as members of the Compensation Committee. No director serving on the Compensation Committee during any part of 2008 was, at any time either during or before such fiscal year, an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

From the beginning of our last fiscal year until the date of this registration statement, there has been no transaction or series of similar transactions, nor is there currently proposed and transaction or series of similar transactions, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest.

The following members of the Board of Directors of the Company have been determined to qualify as independent members of the Board of Directors pursuant to the standards set forth by NYSE AMEX:

Gilbert F. Decker, Ronald H. Griffith, John G. Meyer, Jr., Charles S. Ream, Tassos D. Recachinas, and Frederick G. Wasserman. The Company’s Audit, Compensation and Nominating Committees consist solely of independent directors.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and Officers, and anyone who beneficially owns ten percent (10%) or more of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of (i) copies of the Section 16(a) filings received by the Company during or with respect to 2008 and (ii) certain written representations of its Officers and Directors, the Company believes that each filing required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2008 was filed in a timely manner, except for a Form 4 for Tassos D. Recachinas.

ANNUAL REPORT AND QUARTERLY REPORT

The Company filed its Annual Report on Form 10-K for the period ended December 31, 2008, and its Quarterly Report on Form 10-Q for the period ended June 30, 2009, with the Securities and Exchange Commission. A copy of the Form 10-K and the Form 10-Q are being mailed concurrently with this proxy statement.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at the 2010 annual meeting, it must be in writing and must be received by the Secretary of the Company at 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, at a reasonable time prior to the annual meeting to allow the Company to include it in its printed proxy statement. The Company’s by-laws provide that any stockholder wishing to nominate a director at the annual meeting must do so in writing delivered to the Company at least fourteen (14) days and not more than fifty (50) days prior to the annual meeting.

By Order of the Board of Directors,

John J. Marcello,
President and Chief Executive Officer

Dated: October 7, 2009

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

THE ALLIED DEFENSE
GROUP, INC

 WO#
59813
▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒
If no direction is made, this proxy will be voted FOR Items 1 and 2.

		FOR	WITHHOLD	*EXCEPTIONS
		ALL	FOR ALL

ITEM 1:	ELECTION OF DIRECTORS Nominees:	☐	☐	☐
01 J.H. Binford Peay, III
02 Ronald H. Griffith
03 Gilbert F. Decker
04 John G. Meyer, Jr.
05 Charles S. Ream
06 John J. Marcello
07 Tassos Recachinas and
08 Frederick G. Wasserman
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

ITEM 2:	APPOINTMENT OF AUDITORS	☐	☐	☐

ITEM 3:	IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

WILL
ATTEND

If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2008 Annual Report to Stockholders are available at: www.allieddefensegroup.com

▼  FOLD AND DETACH HERE  ▼

PROXY
THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
THE ALLIED DEFENSE GROUP, INC
     The undersigned hereby appoints J.H. Binford Peay, III and Ronald H. Griffith and each of them proxies, each with full power of substitution, to vote all shares of Common Stock of The Allied Defense Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 13, 2009, and any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued, and to be marked, dated and signed, on the other side)

WO#
59813